                                                      Registration No. 333-80069


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                POST EFFECTIVE
                             AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------


                          Boston Life Sciences, Inc.
                          --------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                   87-0277826
--------------------------------                -------------------
(State or other jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                  Identification no.)

137 Newbury Street, 8th Floor
  Boston, Massachusetts                                 02116
--------------------------------                -------------------
(Address of Principal Executive Offices)              (Zip Code)

                          Boston Life Sciences, Inc.
                    Amended and Restated 1990 Non-Employee
                        Directors' Non-Qualified Stock
                                  Option Plan
                        ------------------------------
                           (FULL TITLE OF THE PLAN)

                               S. David Hillson
                     President and Chief Executive Officer
                          Boston Life Sciences, Inc.
                         137 Newbury Street, 8th Floor
                          Boston, Massachusetts 02116
                                (617) 425-0200
                   -----------------------------------------
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)

                                with copies to:

                               Steven A. Wilcox
                                 Ropes & Gray
                            One International Place
                             Boston, MA 02110-2624
                                (617) 951-7000



                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

    Title of                           Proposed Maximum         Proposed Maximum        Amount of
Securities to        Amount to be     Offering Price Per      Aggregate Offering       registration
be Registered         Registered(1)        Share(2)                Price(2)                 Fee(3)
-----------------------------------------------------------------------------------------------------
Common Stock, par       320,000              (2)                   $975,002               $244
 value $.01  per         shares
 share
======================================================================================================

(1) The Registrant previously registered 180,000 shares which may be issued pursuant to its Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan on June 4, 1999 by filing a Registration Statement on Form S-8 (File No. 333-80069). This filing is solely to register 320,000 additional shares which may be issued pursuant to the Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rules 457(c) and (h), the price shown is based upon (i) 204,989 shares offered pursuant to options outstanding exercisable at the following prices: 107,919 shares at $3.63 per share, 76,000 shares at $3.21 per share, 8,500 shares at $3.13 per share, 3,490 shares at $1.79 per share, and 9,080 shares at $0.69 per share; and (ii) 115,011 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on August 6, 2001, $2.61.

(3) The Registrant previously paid $158 on June 4, 1999 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-80069) to register 180,000 shares of the Registrant's common stock. The registration fee is for the 320,000 additional shares being registered herewith.

                     REGISTRATION OF ADDITIONAL SECURITIES

        This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Boston Life Sciences, Inc. (the "Company"), pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 320,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the Company's Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Plan"). A total of 180,000 shares of Common Stock issuable under the Plan have been previously registered pursuant to the Company's Registration Statements on Form S-8 (File No. 333-80069) filed with the Securities and Exchange Commission and the information contained therein is hereby incorporated herein by reference.

ITEM 8.         EXHIBITS.

                See Exhibit Index located at page 4 hereof.

              [Remainder of this page intentionally left blank.]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-80069) to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Boston, Massachusetts on this 13th day of August, 2001.

                            Boston Life Sciences, Inc.

                            By: /s/ S. David Hillson
                                -----------------------------------
                                S. David Hillson
                                Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-80069) has been signed by the following persons in the capacities and on the dates indicated.

     Signature                              Title                     Date
----------------------------  ----------------------------------  ------------------

/s/ S. David Hillson              Chairman, President and Chief        August 13, 2001
--------------------------------  Executive Officer (Principal
S. David Hillson                  Executive Officer)


/s/ Joseph P. Hernon              Executive Vice President,            August 13, 2001
--------------------------------  Chief Financial Officer and
Joseph P. Hernon                  Secretary (Principal Financial
                                  Officer and Principal Accounting
                                  Officer)


       *                          Director, Executive Vice President   August 13, 2001
--------------------------------  and Chief Scientific Officer
Marc E. Lanser, M.D.


       *                          Director                             August 13, 2001
--------------------------------
Colin B. Bier, Ph.D.

                                  Director
--------------------------------
Scott Weisman, Esq.


                                  Director
--------------------------------
Robert Langer, Sc.D.

       *                          Director                             August 13, 2001
--------------------------------
Ira W. Lieberman, Ph.D.

       *                          Director                             August 13, 2001
--------------------------------
E. Christopher Palmer, CPA


* By:  /s/ Joseph P. Hernon
     ------------------------
       Joseph P. Hernon
       Attorney-in-Fact

EXHIBIT INDEX



Number          Exhibit
------          -------

  4 Specimen copy of Stock Certificate for shares of Common Stock of the Registrant (filed as an exhibit to the Company's Registration Statement on Form S-3 filed with the Security and Exchange Commission, Registration Number 33-25955)

  5     Opinion of Ropes & Gray.

  23.1 Consent of Ropes & Gray (included in its opinion filed as Exhibit 5 hereto).

  23.2  Consent of PricewaterhouseCoopers LLP.